Exhibit 99.B(h)(7)(E)(i)

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED

THE BANK OF NEW YORK-WILSHIRE ATLAS/AXIOM ATTRIBUTION

AND RISK ANALYSIS SYSTEM FEE ALLOCATION AGREEMENT

ING ASIA PACIFIC HIGH DIVIDEND EQUITY INCOME

ING Artio Foreign Portfolio(1)

FUND

ING BlackRock Inflation Protected Bond Portfolio

ING BlackRock Large Cap Growth Portfolio(1)

ING EQUITY TRUST

ING BlackRock Large Cap Value Portfolio(1)

ING Equity Dividend Fund

ING Clarion Global Real Estate Portfolio
ING Index Plus LargeCap Equity Fund VIII	ING Clarion Real Estate Portfolio(1)
ING Index Plus LargeCap Equity Fund IX	ING Disciplined Small Cap Value Portfolio
ING MidCap Opportunities Fund	ING Evergreen Health Sciences Portfolio(1)
ING Opportunistic LargeCap Fund	ING Evergreen Omega Portfolio(1)
ING Principal Protection Fund X	ING FMRSM Diversified Mid Cap Portfolio(1)
ING Principal Protection Fund XI	ING Focus 5 Portfolio
ING Principal Protection Fund XII	ING Franklin Income Portfolio
ING Real Estate Fund	ING Franklin Mutual Shares Portfolio(1)
ING SmallCap Opportunities Fund	ING Global Resources Portfolio(1)
ING SmallCap Value Multi-Manager Fund	ING Goldman Sachs Commodity Strategy Portfolio
ING Value Choice Fund	ING Index Plus International Equity Portfolio
ING International Growth Opportunities Portfolio(1)

ING FUNDS TRUST

ING Janus Contrarian Portfolio(1)
ING GNMA Income Fund	ING JPMorgan Emerging Markets Equity Portfolio(1)
ING High Yield Bond Fund	ING JPMorgan Small Cap Core Equity Portfolio(1)
ING Intermediate Bond Fund	ING JPMorgan Value Opportunities Portfolio
()()ING Limited Maturity Bond Portfolio(1)
ING GLOBAL ADVANTAGE AND PREMIUM	ING Liquid Assets Portfolio(1)
OPPORTUNITY FUND	ING Lord Abbett Affiliated Portfolio(1)
ING Marsico Growth Portfolio(1)
ING GLOBAL EQUITY DIVIDEND AND PREMIUM	ING Marsico International Opportunities Portfolio
OPPORTUNITY FUND	ING MFS Total Return Portfolio(1)
ING MFS Utilities Portfolio
ING INFRASTRUCTURE DEVELOPMENT EQUITY FUND	ING Multi-Manager International Small Cap Portfolio
ING Oppenheimer Active Allocation Portfolio
ING INTERNATIONAL HIGH DIVIDEND EQUITY

INCOME FUND

ING INVESTORS TRUST

ING AllianceBernstein Mid Cap Growth Portfolio(1)

(1) Under the terms of the Management Agreement between ING Investors Trust and Directed Services LLC, the Fund is subject to a “unified fee” arrangement.  Accordingly, the portion of Wilshire Fees allocated to the Fund under the Agreement will be borne directly by Directed Services LLC as provided in the Management Agreement.

ING Oppenheimer Main Street Portfolio®(1)	ING PARTNERS, INC.
ING PIMCO Total Return Bond Portfolio(1)	ING American Century Large Company Value Portfolio

ING PIMCO High Yield Portfolio(1)

ING American Century Small-Mid Cap Value Portfolio
ING Pioneer Equity Income Portfolio	ING Baron Asset Portfolio
ING Pioneer Fund Portfolio(1)	ING Baron Small Cap Growth Portfolio
ING Pioneer Mid Cap Value Portfolio(1)	ING Columbia Small Cap Value Portfolio
ING Stock Index Portfolio(1)	ING Davis New York Venture Portfolio
ING T. Rowe Price Capital Appreciation Portfolio(1)	ING JPMorgan Mid Cap Value Portfolio
ING T. Rowe Price Equity Income Portfolio(1)	ING Legg Mason Partners Aggressive Growth Portfolio
ING Templeton Global Growth Portfolio(1)	ING Neuberger Berman Partners Portfolio
ING Van Kampen Capital Growth Portfolio(1)	ING Oppenheimer Global Portfolio
ING Van Kampen Global Franchise Portfolio(1)	ING Oppenheimer Strategic Income Portfolio
ING Van Kampen Global Tactical Asset Allocation Portfolio	ING PIMCO Total Return Portfolio
ING Van Kampen Growth and Income Portfolio(1)	ING Pioneer High Yield Portfolio
()ING Wells Fargo Small Cap Disciplined Portfolio	ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio

ING MAYFLOWER TRUST

ING Templeton Foreign Equity Portfolio
ING International Value Fund	ING Thornburg Value Portfolio
ING UBS U.S. Large Cap Equity Portfolio

ING MUTUAL FUNDS

ING Van Kampen Comstock Portfolio
ING Asia-Pacific Real Estate Fund	ING Van Kampen Equity and Income Portfolio
ING Disciplined International SmallCap Fund
ING Emerging Countries Fund	ING PRIME RATE TRUST
ING Emerging Markets Fixed Income Fund

ING European Real Estate Fund

ING RISK MANAGED NATURAL RESOURCES FUND

ING Foreign Fund

ING Global Bond Fund

ING SENIOR INCOME FUND

ING Global Equity Dividend Fund
ING Global Natural Resources Fund	ING SEPARATE PORTFOLIOS TRUST
ING Global Real Estate Fund	ING SPorts Core Fixed Income Fund
ING Global Value Choice Fund	ING SPorts International Fixed Income Fund
ING Greater China Fund

ING Index Plus International Equity Fund

ING VARIABLE INSURANCE TRUST

ING International Capital Appreciation Fund	ING GET U.S. Core Portfolio — Series 4
ING International Equity Dividend Fund	ING GET U.S. Core Portfolio — Series 5
ING International Growth Opportunities Fund	ING GET U.S. Core Portfolio — Series 6
ING International Real Estate Fund	ING GET U.S. Core Portfolio — Series 7
ING International SmallCap Multi-Manager Fund	ING GET U.S. Core Portfolio — Series 8
ING International Value Choice Fund	ING GET U.S. Core Portfolio — Series 9
ING Russia Fund	ING GET U.S. Core Portfolio — Series 10
ING GET U.S. Core Portfolio — Series 11

(1)         Under the terms of the Management Agreement between ING Investors Trust and Directed Services LLC, the Fund is subject to a “unified fee” arrangement.  Accordingly, the portion of Wilshire Fees allocated to the Fund under the Agreement will be borne directly by Directed Services LLC as provided in the Management Agreement.

ING GET U.S. Core Portfolio — Series 12	ING International Value Portfolio
ING GET U.S. Core Portfolio — Series 13	ING MidCap Opportunities Portfolio
ING GET U.S. Core Portfolio — Series 14	ING SmallCap Opportunities Portfolio

ING VARIABLE PRODUCTS TRUST

(1)         Under the terms of the Management Agreement between ING Investors Trust and Directed Services LLC, the Fund is subject to a “unified fee” arrangement.  Accordingly, the portion of Wilshire Fees allocated to the Fund under the Agreement will be borne directly by Directed Services LLC as provided in the Management Agreement.

AMENDED SCHEDULE B

ING SERIES FUND, INC.	ING U.S. Bond Index Portfolio
ING Balanced Fund	ING U.S. Government Money Market Portfolio
ING Alternative Beta Fund	ING WisdomTreeSM Global High-Yielding Equity Index Portfolio
ING Corporate Leaders 100 Fund
ING Global Target Payment Fund	ING BALANCED PORTFOLIO
ING Growth and Income Fund	ING Balanced Portfolio
ING Index Plus LargeCap Fund
ING Index Plus MidCap Fund	ING INTERMEDIATE BOND PORTFOLIO
ING Index Plus SmallCap Fund	ING Intermediate Bond Portfolio
ING Small Company Fund
ING Strategic Allocation Conservative Fund
ING Strategic Allocation Growth Fund
ING Strategic Allocation Moderate Fund
ING Tactical Asset Allocation Fund
ING U.S. Government Money Market Fund

ING STRATEGIC ALLOCATION PORTFOLIOS, INC.
ING Strategic Allocation Conservative Portfolio
ING Strategic Allocation Growth Portfolio
ING Strategic Allocation Moderate Portfolio

ING VARIABLE FUNDS
ING Growth and Income Portfolio II

ING VARIABLE PORTFOLIOS, INC.
ING BlackRock Global Science and Technology Opportunities Portfolio
ING Global Equity Option Portfolio
ING Hang Seng Index Portfolio
ING Index Plus LargeCap Portfolio
ING Index Plus MidCap Portfolio
ING Index Plus SmallCap Portfolio
ING International Index Portfolio
ING Morningstar® U.S. GrowthSM Index Portfolio
ING Opportunistic LargeCap Growth Portfolio
ING Opportunistic LargeCap Value Portfolio
ING RussellTM Global Large Cap Index 85% Portfolio
ING RussellTM Large Cap Index Portfolio
ING RussellTM Mid Cap Index Portfolio
ING RussellTM Small Cap Index Portfolio
ING Small Company Portfolio